SIXTH AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIFTH AMENDMENT effective as of March 24, 2021, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between Tidal ETF Trust, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Exhibit A, as amended:

Acruence Active Hedge U.S. Equity ETF
SoFi Weekly Dividend ETF
American Customer Satisfaction ETF
SonicShares™ Airlines, Hotels, Cruise Lines ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST    TIDAL ETF SERVICES LLC
On behalf of each series listed on Exhibit A attached hereto

By: /s/ Eric W. Falkeis	By: Dan H. Carlson
Name: Eric Falkeis	Name: Daniel H. Carlson
Title: President	Title: Chief Financial Officer

Amended Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal ETF Trust

Name of Series
Aware Ultra-Short Duration Enhanced Income ETF

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF

RPAR Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF Gotham Enhanced 500 ETF Sound Fixed Income ETF

Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Euclid Capital Growth ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicShares™ Airlines, Hotels, Cruise Lines ETF

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